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                                                     Registration No. 333-_____

      As filed with the Securities and Exchange Commission on May 6, 1999
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                    SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                   87-0467198
      (State or other Jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                Identification Number)

    2101 SOUTH ARLINGTON HEIGHTS ROAD                    (847) 956-8650
                SUITE 100                         (Telephone number, including
    ARLINGTON HEIGHTS, ILLINOIS 60005              area code, of registrant's
    (Address, including zip code, of              principal executive offices)
registrant's principal executive offices)


  SECURITY ASSOCIATES INTERNATIONAL, INC. SUPPLEMENTAL EMPLOYEES' RETIREMENT
      PLAN, SECURITY ASSOCIATES INTERNATIONAL, INC. MANAGEMENT INCENTIVE
             PROGRAM, AND SECURITY ASSOCIATES INTERNATIONAL, INC.
                  MISCELLANEOUS OPTION AND WARRANT AGREEMENTS

                              MR. JAMES S. BRANNEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    SECURITY ASSOCIATES INTERNATIONAL, INC.
                       2101 SOUTH ARLINGTON HEIGHTS ROAD
                                   SUITE 100
                       ARLINGTON HEIGHTS, ILLINOIS 60005
                                 (847) 956-8650
            (Name, address, including zip code and telephone number,
                  including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of each                                       Proposed maximum       Proposed maximum
class of securities            Amount to be        offering price per     aggregate offering          Amount of
to be registered               registered(1)            share(2)               price(2)          registration fee(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share                  484,681(3)              $2.6875               $1302,580                $362
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plans.

(2) Pursuant to Rule 457(h), the registration fee was computed on the basis of the average of the high and low prices of the registrant's Common Stock on the American Stock Exchange on May 4, 1999.

(3) The number of shares to be registered under the respective plans are as follows: Supplemental Employees' Retirement Plan-316,958; Management Incentive Program-50,000; and Miscellaneous Option and Warrant
Agreements-117,723.


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                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by Security Associates International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         i. the Company's Annual Report on Form 10-K for the year ended December 31, 1998; and

         ii. the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on April 10, 1998.

All documents filed by the Company or the plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived an improper personal benefit from their action as directors. This provision would have no




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effect on the availability of equitable remedies or nonmonetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Company). Further, liability of a director for violations of the federal securities laws will not be limited by this provision. Directors will, however, no longer be liable for monetary damages arising from decisions involving violations of the duty of care which could be deemed grossly negligent.

         The Amended and Restated Certificate of Incorporation provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Amended and Restated Certificate of Incorporation also authorizes the Company to enter into one or more agreements with any person which provide for indemnification greater or different from that provided in the Amended and Restated Certificate of Incorporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i.       To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the





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                                    aggregate, represent a fundamental change
                                    in the information set forth in the
                                    registration statement;

                           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the




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                  opinion of its counsel the matter has been settled by
                  controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington Heights, State of Illinois, on the 5th day of May, 1999.

                                 Security Associates International, Inc.




                                 By: /s/ James S. Brannen
                                    ------------------------------------
                                     James S. Brannen, President and
                                     Chief Executive Officer





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                               POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints James S. Brannen and Howard S. Schickler, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Security Associates International, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned have executed this power of attorney on the 5th day of May, 1999.


/s/ James S. Brannen                                 /s/ Douglas Oberlander
-------------------------------                      --------------------------
James S. Brannen                                     Douglas Oberlander


/s/ Ronald J. Davis                                  /s/ Thomas J. Salvatore
-------------------------------                      --------------------------
Ronald J. Davis                                      Thomas J. Salvatore


/s/ Michael B. Jones
-------------------------------
Michael B. Jones




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         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 5th day of May, 1999.

        Signature                                 Title
        ---------                                 -----


                                    President, Chief Executive Officer and
/s/ James S. Brannen                Director (Principal Executive Officer)
------------------------------
James S. Brannen
                                    Senior Vice President, Treasurer and
                                    Chief Financial Officer (Principal
/s/ Daniel S. Zittman               Financial and Accounting Officer)
------------------------------
Daniel S. Zittman


/s/ Ronald J. Davis                 Director
------------------------------
Ronald J. Davis


/s/ Thomas J. Salvatore             Director
------------------------------
Thomas J. Salvatore


/s/ Douglas Oberlander              Director
------------------------------
Douglas Oberlander


/s/ Michael B. Jones                Director
------------------------------
Michael B. Jones





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                                 EXHIBIT INDEX


      Exhibit
       Number                     Description of Exhibit
       ------                     ----------------------

         4.1 Certificate of Incorporation of Security Associates International, Inc. as amended to date(1)

         4.2 By-Laws of Security Associates International, Inc., as amended to date(1)

         4.3 Security Associates International, Inc. Supplemental Employees' Retirement Plan

         4.4      Security Associates International, Inc. Management Incentive
                  Program

         4.5      Form of Security Associates International, Inc. Option
                  Agreement(2)

         4.6      Form of Security Associates International, Inc. Option
                  Agreement(3)

         4.7      Form of Security Associates International, Inc. Warrant
                  Agreement

         4.8      Form of Security Associates International, Inc. Warrant
                  Agreement

         5        Opinion of Sachnoff & Weaver, Ltd.

         23       Consent of Arthur Andersen, LLP

         24       Powers of Attorney (contained on the signature page hereto)


-------------------
(1) Incorporated by reference from the Company's Registration Statement on Form S-1 filed April 10, 1998.

(2)      The Company has issued two option grants in the form attached as
         Exhibit 4.5. The two option agreements are identical in all material respects other than the party to whom the option was granted and the number of shares subject to the option.

(3)      The Company has issued three option grants in the form attached as
         Exhibit 4.6. The three option agreements are identical in all material respects other than the party to whom the option was granted, the number of shares subject to the option, the option exercise price and the term of the option.

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